Exhibit 21

DIRECT AND INDIRECT SUBSIDIARIES OF
THE SCOTTS MIRACLE-GRO COMPANY

Directly owned subsidiaries are located at the left margin, each subsidiary tier thereunder is indented. Subsidiaries are listed under the names of their respective parent entities. Unless otherwise noted, the subsidiaries are wholly-owned.

NAME	JURISDICTION OF FORMATION

EG Systems, Inc.	Indiana
SLS Franchise Systems LLC	Delaware
GenSource, Inc.	Ohio
Gutwein & Co., Inc.	Indiana
OMS Investments, Inc.	Delaware
Scotts Temecula Operations, LLC	Delaware
Sanford Scientific, Inc.	New York
Scotts Global Investments, Inc.	Delaware
Scotts Switzerland Holdings, SA	Switzerland
Scotts Global Services, Inc.	Ohio
Scotts Luxembourg SARL	Luxembourg
Scotts Manufacturing Company	Delaware
Miracle-Gro Lawn Products, Inc.	New York
Scotts Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
Scotts Professional Products Co.	Ohio
Scotts Servicios, S.A. de C.V.[1]	Mexico
SMG Growing Media, Inc.	Ohio
AeroGrow International, Inc.[2]	Nevada
Hyponex Corporation	Delaware
Rod McLellan Company	California
The Hawthorne Gardening Company	Delaware
Hawthorne Hydroponics LLC	Delaware
HGCI, Inc.	Nevada
SMGM LLC	Ohio
Scotts-Sierra Investments LLC	Delaware
ASEF BV	Netherlands
Scotts Asia, Limited	Hong Kong
Scotts Australia Pty Limited	Australia
Scotts Gardening Fertilizer (Wuhan) Co., Ltd.	China
Scotts Benelux BVBA[3]	Belgium
Scotts Canada Ltd.	Canada
Scotts Czech s.r.o.	Czech Republic
Scotts de Mexico SA de CV4	Mexico

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[1] Scotts Professional Products Co. owns 50% and Scotts Products Co. owns 50%.
2 SMG Growing Media, Inc.’s ownership is 39.2%.
3 OMS Investments, Inc. owns 0.1% and Scotts-Sierra Investments LLC owns the remaining 99.9%.
[4] The Scotts Company LLC owns 0.5% and Scotts-Sierra Investments LLC owns the remaining 99.5%.

Scotts France Holdings SARL	France
Scotts France SAS	France
Scotts Celaflor GmbH	Germany
Scotts Celaflor HGmbH	Austria
Scotts Holdings Limited	United Kingdom
Levington Group Limited	United Kingdom
The Scotts Company (UK) Limited	United Kingdom
The Scotts Company (Manufacturing) Limited	United Kingdom
Humax Horticulture Limited	United Kingdom
O M Scott International Investments Limited	United Kingdom
Scotts Poland Sp.z.o.o.	Poland
Teak 2, Ltd.	Delaware
Turf-Seed (Europe) Limited	Ireland
Swiss Farms Products, Inc.	Delaware
The Scotts Company LLC	Ohio